Exhibit 10.9

Trellis Earth Products, Inc.

SEED SERIES

PREFERRED STOCK PURCHASE AGREEMENT

THE SECURITIES ISSUABLE UNDER THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND AS SUCH MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH WARRANT OR SECURITIES, OR UNLESS SOLD IN FULL COMPLIANCE WITH RULE 144 PROMULGATED UNDER THE ACT OR UNLESS THE COMPANY SHALL RECEIVE AN OPINION FROM COUNSEL TO HOLDER, REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

 THE SECURITIES ISSUABLE UNDER THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND AS SUCH MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT PURSUANT TO A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH WARRANT OR SECURITIES, OR UNLESS SOLD IN FULL COMPLIANCE WITH RULE 144 PROMULGATED UNDER THE ACT OR UNLESS THE COMPANY SHALL RECEIVE AN OPINION FROM COUNSEL TO HOLDER, REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

Trellis Earth Products, Inc.

SEED SERIES

PREFERRED STOCK PURCHASE AGREEMENT

This Seed Series Preferred Stock Purchase Agreement (this “Agreement”) is entered into as of each Closing (as defined in Section 1.2), by and between Trellis Earth Products, Inc., an Oregon corporation (the “Company”), and the individual investors who are signatories to this Agreement (each an “Investor” or collectively the “Investors”).

1. Purchase.

1.1 Purchase and Consideration.  Each Investor hereby contracts to purchase the number of shares of the Company’s Seed Series Preferred Stock to be issued pursuant to this Agreement (the “Shares”) listed next to that Investor’s name on that Investor’s signature page, for the consideration listed on such signature page.

1.2 Closing Procedures.  The Company will close sales of the Shares through a rolling close provided the conditions set forth in Section 1.4 are first met.  Such conditions require that the Investor shall tender the Investor’s signed counterpart to this Agreement and an Accredited Investor Questionnaire to the Company’s counsel for acceptance by the Company.  The Company’s counsel will hold the tendered documents and consideration pending the Company’s review of such documents and acceptance of the Investor as an investor in the Shares of the Company.  If the Company does not accept the tender, the Company will so inform the Investor, and return the Investor’s funds.  Otherwise the Company will proceed to accept the tender, and close the sale of the Shares, as to each of the Investors on a first come, first served basis, with close of each sale being referred to in this Agreement as a “Closing.”  The Company will sell no more than 3,000,000 Shares pursuant to this Agreement, and will conclude the purchase and sale of Shares no later than December 31, 2009 or such a time as set by Board of Directors.

1.3 Delivery.  This Agreement and the documents associated with this Agreement shall be delivered to Randy Reed, CEO & President, c/o Trellis Earth Products, Inc. 13315 NE Airport Way, #800 Portland, Oregon  97230.

1.4 Conditions to Closing.  Proceeds will be considered delivered to the Company only upon the Company’s (a) acceptance of this Agreement by its countersignature on the signature page, and (b) depositing in the U.S. mail the following items for delivery to the Investor: (i) a signed stock certificate representing the subscribed-for Shares; and (ii) a copy of this Agreement fully executed by the Company as to Investor.  The Company will deliver the foregoing documents to each Investor promptly upon Company’s acceptance of such Investor’s purchase of Shares.

2. Representations of Company.  The Company represents and warrants to each the Investors as set forth below in this Section 2.  All such representations and warranties to each of the Investors speak as of the date of the applicable Closing as to such Investor, except as otherwise indicated:

2.1 Corporate Existence and Power.  The Company is a corporation duly organized and validly existing under the laws of the State of Oregon.  The Company has full corporate power and authority to transact the business in which it is engaged, and full power, authority and legal right to enter into this Agreement and to incur and perform its obligations under this Agreement.

2.2 Authority; No Contravention; Valid Issuance.  The making and performance by the Company of this Agreement, and the issuance of the Shares (a) have been duly authorized by all necessary corporate action of the Company, (b) do not and will not violate any provision of any applicable law, rule, regulation or order of any court, regulatory commission, board or other administrative agency or any provision of the Company’s articles of incorporation or bylaws and (c) do not and will not result in the breach of, or constitute a default or require any consent under (except to the extent such consent has been received), or result in the creation of any lien upon any properties or assets of the Company pursuant to any indenture, bank or other credit agreement, mortgage or other agreement or instrument to which the Company is a party or by which it or any of its properties may be bound or affected.  Upon issuance in accordance with the provisions of this Agreement, the Shares will be validly issued, duly authorized, and fully paid and nonassessable.

2.3 Binding Obligations.  This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms (subject to limitations as to enforceability which might result from bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally).

2.4 Approvals.  No authorization, consent, license, or approval of, or filing (except for filings with the appropriate office of states as may be required by securities laws of the Investor’s state of residence, or with the United States Securities and Exchange Commission if and as required by federal securities laws) or registration with, or notification to, any governmental body or regulatory or supervisory authority is required for the execution, delivery, or performance by the Company of this Agreement.

2.5 Litigation.  There is no action, suit, or proceeding at law or in equity or by or before any governmental agency or authority or arbitral tribunal now pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties or rights which would, if adversely determined, have a material adverse effect on the financial condition or business of the Company or on the ability of the Company to perform the Company’s obligations under this Agreement.

2.6 Intellectual Property.  To its knowledge, the Company owns or possesses, has access to, or can become licensed on reasonable terms under, all patents, inventions, trademarks, trade names, copyrights, licenses, information, proprietary rights and processes necessary for the lawful conduct of its business as now conducted, without any known infringement of or conflict with the rights of others.  The Company has not received any notice of infringement of or conflict with the asserted intellectual property rights of others.

2.7 Misleading Statements.  No representation or warranty by the Company in this Agreement or on any written statement or certificate furnished or to be furnished to any Investor pursuant to this Agreement or in connection with the transactions contemplated by this Agreement, when taken together, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements made not misleading.

2.8 Equity Structure.  The Company has the following capital structure:

2.8.1 Authorized Stock.  The Company is authorized to issue 40,000,000 shares, of which, 30,000,000 shares are designated as common stock, $0.001 par value (the “Common Stock”), and 10,000,000 shares are designated as preferred stock, $0.001 par value (the “Preferred Stock”).  Of the Preferred Stock, 3,000,000 shares are designated Seed Series Preferred Stock.

2.8.2 Issued Stock.  As of June 24, 2008 (the “Reference Date”), the Company has issued 9,500,000 shares of the Common Stock and allocations for Incentive Stock Option Program.  The company has allocated 3,000,000 shares for Seed Preferred, of which 871,000 have been subscribed.

2.8.3 Stock Commitments.  As of the Reference Date, the Company has set aside 1,500,000 shares of Common Stock for issuance to employees, consultants, independent contractors, advisors and other persons assisting the company pursuant to its 2006 Stock Incentive Plan (the “Plan”).  Other than the exchange described in Section 2.8.2, no other commitments have been made to issue shares of the Common Stock or Preferred Stock through options, warrants, employee purchase programs or otherwise.

2.8.4 Capitalization Table.  A capitalization table is attached to this Agreement at Exhibit A, showing each of the above items as of the Reference Date, as well as the Shares proposed to be offered by the Company pursuant to this Agreement.

3. Representations of Investors.  Each Investor for him, her, or itself represents and warrants as follows:

3.1 Authority to Execute Agreement.  The Investor has full power and authority and legal right to make this Agreement and to incur and perform the Investor’s obligations under this Agreement, and the performance by the Investor of this Agreement has been duly authorized by all necessary action of the Investor.

3.2 Purchase Entirely for Own Account.  The Investor is purchasing the Shares solely for the Investor’s own account for investment and not with a view to or for sale or distribution and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Shares in any transaction other than a transaction complying with the registration requirements of the Securities Act of 1933, as amended (the “Act”), or pursuant to an exemption from the Act.  The Investor also represents that the entire legal and beneficial interest of the Shares is being purchased by the Investor for the Investor’s account and is purchased neither in whole nor in part for any other person or entity.

3.3 Accredited Investor.  The Investor has completed an Accredited Investor Questionnaire as requested by Company to document the Investor’s status as an “Accredited Investor” as defined in Regulation D promulgated under the Act.  Such Accredited Investor Questionnaire is true, complete and accurate.  The Investor is aware that Company is relying upon the accuracy of the Accredited Investor Questionnaire in issuing the Shares to the Investor.

3.4 Access to Information.  The Investor has had the opportunity to investigate fully the investment the Investor is making pursuant to this Agreement, including, without limitation (a) the opportunity to discuss the Company’s  business and financial condition, properties, operations and prospects with the Company’s management and ask questions of executive officers of the Company, which questions, if any, were answered to the Investor’s satisfaction, and (b) access to all material books and records of the Company and all material contracts and documents relating to the offering of Shares pursuant to this Agreement.

3.5 Investment Experience and Ability to Sustain Loss.  The Investor (a) has carefully reviewed this Agreement, (b) is experienced in evaluating and investing in companies in the development stage, and (c) is able to fend for her, him, or itself, and has such knowledge and experience in financial or business matters that he, she, or it is capable of evaluating the merits and risks of the investment in the Shares.  The Investor understands the risks associated with investments in early stage companies in general and in the Company in particular.  The Investor is able to sustain the loss of the Investor’s entire investment in the Shares.  If the Investor is a legal entity, the Investor has not been organized for the purpose of acquiring the Shares.

3.6 Authorization.  The execution, delivery and performance of this Agreement by the Investor (a) does not require the consent, approval or authorization of any governmental or regulatory authority having jurisdiction over the Company and (b) will not violate any applicable law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority applicable to Investor.

3.7 Restricted Securities; Legend.  The Investor understands that the Shares have not been registered under the Act, in reliance upon an exemption from registration.  Such exemption depends upon, among other things, the good faith nature of the Investor’s investment intent stated in this Agreement and the Investor’s qualified status as an “Accredited Investor” as described in Section 3.3.  The Investor understands that the Shares must be held indefinitely, unless the Shares subsequently are registered under the Act, or unless an exemption from registration is otherwise available.  The Investor understands that the Company is not obligated to register the Shares.  The Investor understands that the Shares may not be offered, sold, transferred, pledged, or otherwise disposed of in the absence of an effective registration statement under the Act, and applicable state securities laws or an opinion of counsel acceptable to the Company that such registration is not required.  The Investor understands that the certificates representing the Shares will be imprinted with substantially the following legend:

The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), or applicable state securities laws.  The shares have been acquired without a view to distribution and may not be offered, sold, transferred, pledged or hypothecated in the absence of an effective registration statement for the shares under the Act and under any applicable securities laws, or an opinion of counsel for the holder (concurred in by legal counsel for the corporation) that such registration is not required as to such offer or sale.  The stock transfer agent has been ordered to effectuate transfers of this certificate only in accordance with the above instruction.

3.8 Risk Factors.  Each Investor acknowledges that such Investor has received a copy of the Risk Factors attached to this Agreement as Exhibit B (the “Risk Factors”).  Each Investor has read the Risk Factors and fully understands the nature of the risks associated with investing in the Company.

3.9 Acknowledgment of Right to Advice.  Each Investor acknowledges that each Investor is free to seek independent professional guidance or counsel with respect to these documents, and has either sought such guidance or counsel or elected, after reviewing the Agreement carefully, not to do so.

4. Other Matters.

4.1 Severability.  Each clause of this Agreement is severable.  If any clause is ruled void or unenforceable, the balance of the Agreement shall nonetheless remain in effect.

4.2 Assignment.  This Agreement shall not be assignable by any party without the consent of the Company and of the party assigning it.

4.3 Non-waiver.  A waiver of one or more breaches of any clause of this Agreement shall not act to waive any other breach, whether of the same or different clauses.

4.4 Expenses.  Each party shall pay its own costs and expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement.

4.5 Governing Law and Jurisdiction.  This Agreement is governed by the laws of the State of Oregon, and is enforceable only in the state or federal courts located in Portland, Oregon, in which both parties hereby consent to exclusive jurisdiction.

4.6 Attorney Fees.  The prevailing party in any suit, action, arbitration, or appeal filed or held concerning this Agreement shall be entitled to reasonable attorney fees.

4.7 Proprietary Information.

4.7.1 Receipt and Non-Disclosure.  Each Investor acknowledges that the Company may provide the Investor from time to time, with Proprietary Information (as that term is defined below).  Each Investor acknowledges that Proprietary Information is a special, valuable and unique asset of the Company and, without limiting the scope of the right of each to review records of the Company pursuant to the laws of the State of Oregon, each Investor agrees at all times during the period that the Investor holds Shares, and for three years thereafter, to keep in confidence and trust all Proprietary Information.

4.7.2 Non-Use.  Each Investor will not directly or indirectly use Proprietary Information, except as necessary to make investment decisions in the Company and otherwise as necessary to exercise its rights as a holder of Shares.  Except as necessary in the exercise of the foregoing rights with reasonable precautions to maintain the confidentiality of the Proprietary Information conveyed, or as required by applicable law, each Investor will not directly or indirectly disclose any Proprietary Information to any person or entity, including any other shareholder of the Company.

4.7.3 Definition.  Proprietary Information includes, whether marked “confidential” or otherwise, without limitation, all of the Company’s documents, corporate records (including minutes and stock records), employee lists, financial statements, trade secrets, processes, data, know-how, improvements, inventions, techniques, marketing plans and strategies, and information concerning customers or vendors.

4.7.4 Exclusion.  Proprietary Information shall not include corporate information that (a) is a matter of public record by virtue of its filing with state or federal government agencies; (b) becomes publicly available (unless because a shareholder breached his, her, or its confidentiality obligations); (c) an Investor receives without restriction from a third party who had the right to disclose it without restriction; (d) an Investor develops independently, or already knew when Company gave it; or (e) the Company gave to anyone else without confidentiality limitations.

4.7.5 Termination.  Upon the termination of the Investor’s shareholder relationship with the Company, each Investor will return to the Company all Proprietary Information, including copies (in any form or media) in the Investor’s possession.

4.8 Amendments.  This Agreement may be modified only in writing signed by the Company and by a majority in interest of the then-identified holders of Shares issued under this Agreement.  The Company shall notify all affected parties of any such modification promptly after approval by the requisite parties.

4.9 Notices.  All notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) three days after deposit in the United States Mail with certified mail receipt requested, postage prepaid and addressed to the other party at the address set forth on the signature pages to this Agreement; or (c) the next business day after deposit with a national overnight delivery service, delivery charges prepaid, addressed to the other party at the address set forth on the signature pages to this Agreement with next business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service.  A party may change or supplement the addresses given on the signature pages to this Agreement, or designate additional addresses, for purposes of this Section 4.9 by giving the other party written notice of the new address in the manner set forth above in this Section.

4.10 Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument. The parties agree that this Agreement may be executed and delivered by means of facsimile other electronic means, and that a faxed or electronically transmitted signature shall be effective and binding on the party so signing.

[Signature Pages of the Parties Follow]

Investor Signatures to Trellis Earth Products, Inc.
Seed Round
Preferred Stock Purchase Agreement

The parties have executed this Agreement as of the date signed by both parties below.

Company:		Investor:

TRELLIS EARTH PRODUCTS, INC.,
an Oregon corporation		(Print Investor’s name here in full exactly as it should appear on the stock certificate)

By:		The Investor subscribes for
Randy Reed, CEO and President		Shares at $0.50 per share.

Date:		The Investor encloses a check for $
(Amount must equal number of Shares subscribed for multiplied by $0.50).

By:
(Signature of the Investor or Person Signing for the Investor that is an entity)

Title:
(If signing on behalf of an entity)

Date:

Address:

Telephone:

Facsimile:

Tax ID No./Social Security No.:

EXHIBIT A

CAPITALIZATION CHART

Common Stock	Shares	Percent
Founders & Employees	8,000,000 Shares	64.00%
Allocated for Stock Incentive Plan	1,500,000 Shares	12.00%
Total Common	9,500,000 Shares	76.00%
Seed Preferred Stock	Shares	Percent
Total Seed Preferred	3,000,000 Shares	24.00%
Totals:	12,500,000 Shares	100.00%

EXHIBIT B

RISK FACTORS

Certain materials relating to Trellis Earth Products, Inc., an Oregon corporation (the “Company”), including this Agreement, contain forward-looking statements that involve risks and uncertainties, including those discussed below and elsewhere in this Agreement.  These statements often contain words like believe, expect, anticipate, intend, contemplate, seek, plan, estimate or similar expressions.  Forward-looking statements do not guarantee future performance.  Because the Company cannot predict all of the risks and uncertainties that may affect the Company, or control the risks and uncertainties that are predicted, these risks and uncertainties can cause the Company’s performance to differ materially from the results expressed in the forward-looking statements contained in this Agreement.  The Investors are urged to recognize forward-looking statements for what they are and not to rely on them as facts.  The Company is not obligated to update any forward-looking statements.

An investment in the Shares offered by the Company involves an extremely high degree of risk.  In making such a decision, an Investor should consider carefully the impact of the following factors, among others:

1. High Risk.  An investment in the Shares offered by the Company involves an extremely high degree of risk.  THE SHARES OFFERED BY THIS AGREEMENT SHOULD NOT BE PURCHASED BY ANYONE WHO CANNOT AFFORD THE LOSS OF HIS, HER OR ITS ENTIRE INVESTMENT.  An investment in the Shares is riskier than an investment in publicly traded securities of companies traded on exchanges or over-the-counter, mutual funds, certificates of deposit, municipal bonds, corporate bonds, governmental obligations or securities purchased in firmly underwritten offerings.  Only those Investors who can tolerate such risk should purchase the Shares.

2. Lack of Profitability.  The Company was founded in late 2006 to exploit certain opportunities identified by management to import and distribute corn-based plastics in North America.  To date, the Company has raised no capital and has not been profitable.  There is no assurance that the Company will become profitable.

3. Need for Additional Financing for Growth.  In order to finance product purchases, advertising and marketing, recruitment of employees, capital expenditures and related expenses for growth and development, the Company will may require substantial investment on a continuing basis.  The Company expects it may need additional financing in order to continue promoting its products.  If it does not obtain such financing, there is no assurance that the additional funds necessary to execute the Company’s business strategy will be available on satisfactory terms and conditions, if at all.  To the extent that any future financing requirements are satisfied through the issuance of equity securities, the Investors may experience significant dilution in the net tangible book value per share of the Company’s common stock.  The amount and timing of the Company’s future capital requirements will depend upon a number of factors, many of which are not within the Company’s control, including development costs, capital costs, marketing expenses, staffing levels, and competitive conditions.  Failure to obtain any required additional financing could adversely affect the growth of the Company and ultimately could have a material adverse effect on the Company.

4. Dependence on Manufacturer.  The Company is dependent upon the manufacturer (the “Manufacturer”) of the Company’s products for the timely supply of the products and for information about the products.  Manufacturer is located in the Peoples Republic of China (the “PRC”),.  Each shipment of the products could be delayed, waylaid, rerouted, stolen, lost or damaged, each of which could affect the performance and profitability of the Company.  The Company may also face increased pressure for the supply of finished products that are produced by the Manufacturer, as a result of increased demand and competitors seeking to displace the Company. The manufacturer may not institute adequate quality or purity controls which may be undetectable by Company, causing it to incur liabilities unwittingly.

5. Dependence upon Agreements.  The Company’s current business strategy calls for written exclusivity arrangements with the Manufacturer.  Although the Company has had discussions with the Manufacturer, such arrangements are only oral at this time.  There is no assurance that any written relationship will materialize, or that any written relationship will be on terms and conditions that are acceptable to the Company or that would allow the Company to become profitable.

6. Competition.  The markets for our products are highly competitive, and we expect competition to continue in the future.  We believe that our principal competitors are the major providers of similar goods whether made with corn-based PLA or otherwise, including, manufacturers and wholesalers of paper and plastic goods.  Potential competitors may be developing similar products or may be developing technology of which we are unaware that may render our products uncompetitive.  Some of our competitors have significantly greater financial, technical and marketing resources than we do.  As a result, these competitors may be able to respond more quickly to new or emerging technologies and changes in customer requirements, to devote greater resources to the development, promotion and sale of their products, or to deliver competitive products at lower prices.  We cannot guarantee that we will maintain our current competitive position, or that our products will achieve widespread acceptance in the market.  Finally, increased competition could result in pricing pressures, reduced sales, reduced margins or failure to achieve or maintain widespread market acceptance for our products, any of which could prevent us from growing our business.

7. Political Risk.  There are no assurances that the PRC or the United States of America (“USA”) will continue to allow the Manufacturer and the Company to conduct business in the manner it presently conducts business.  The PRC or the USA could create additional barriers to business between the Manufacturer and the Company, including, but not limited to, new tariffs, restrictions, controls or embargos that could materially and negatively impact the business of the Company.

8. Fluctuations in Corn Markets.  The success of the Company’s strategy depends in part upon the condition of the global corn market, which is the primary raw material used in the manufacture of the products.  The global corn market is subject to market and price fluctuations caused by oversupply and undersupply.  Undersupply could be due to droughts, storms, infestation, embargos, tariffs, general acts of God and general economic conditions.  There can be no assurance that the global corn market will remain stable as additional uses for corn are found, such as bio-diesel and other fuel products.

9. No Minimum Amount of Offering -- Proceeds Immediately Available.  No minimum amount has been established for the offering of the Shares and therefore no escrow account will be used for depositing proceeds from subscriptions from the sale of Shares prior to use by the Company.  There is no assurance that the Company will be able to sell any of the Shares.  Proceeds received in the Offering may be spent by the Company as soon as they are received.  These proceeds may be forever lost, if a sufficient amount of Shares are not sold by the Company for it to continue operations.  There can be no assurance that the amount of proceeds necessary to execute the Company’s business strategy will be used for the purposes intended by the Company as of the date of this Agreement.

10. Unproven Business.  A decision to purchase Shares represents a long-term investment in a business entering a fast-changing market that presently lacks the financing to further develop and market its products.  The investment decision should be considered to be speculative in nature and involves an extremely high degree of risk.  The Company is subject to the risks inherent in early stage companies and unproven companies, including but not limited to obsolescence and intense competition, reliance upon third parties to develop and deliver the Company’s Products; future requirements for equity capital and/or debt to develop and market the Company’s Products; and competition from existing or new competitors.  No assurance of profitable operation on the part of the Company can be made.

11. Lack of Experience in the Industry.  The Company’s current management has no prior experience in operating a wholesale importing and distribution business, and therefore the assumptions made by management in assessing this business opportunity are subject to the risk that the market for the Company’s products has been misjudged and that management lacks the experience or skill to provide such products to the market.

12. Consumer Preferences and Competition.  At this time, consumers are showing a preference for natural products that are not made from oil or oil derivatives; however, this market may be disrupted further by the introduction of new products and services, and is subject to changing consumer preferences and industry trends, which may adversely affect the Company’s ability to plan for future development and marketing of its products.  Unless the Company is able to establish sufficient transaction volumes, sales will not materialize to a level sufficient to execute the Company’s business strategy and the Company will not be able to make a profit.  The Company’s success will depend upon its ability to compete on the basis of products, price and quality.  Present and potential competitors include companies with for greater financial, marketing and other resources than those of the Company.  In addition, new companies may be better funded and more effective at marketing their products than the Company.

13. Litigation.  If litigation is instituted for any reason, including breach of contract, trade secret, patent or copyright infringement, patent or copyright invalidity, and unfair business practices, and if the Company is forced to defend itself against such claims, whether or not meritorious, the Company is likely to incur substantial expense which it may be unable to fund, in addition to diversion of management attention, and may encounter market confusion and the reluctance of potential customers to commit resources to the Company’s products.

14. Dependence on Key Personnel.  The Company is dependent on the continued services of its founder William Collins, as well as its CEO, Randy Reed, along with various vice presidents, and would be adversely affected by the loss of their services if a qualified replacement could not be found without undue delay, an event which should be considered unlikely.

15. Limitation on Transferability and Marketability.  The Shares are “restricted securities” as that term is used in federal securities laws, are not eligible for sale in the public market, and are subject to applicable resale restrictions under Securities and Exchange Commission Rule 144.  There is no public market for the Company’s securities through which an Investor may resell them.  The purchase of the Shares should therefore be considered a long term investment.  Because no market for the Shares exists, and none is expected to develop, an Investor may not be able to liquidate his investment in the event of an emergency, and the Shares may not be accepted as collateral for a loan.  Because the Shares have not been registered under the Securities Act of 1933, and have been issued pursuant to exemptions from registration provided by Sections 3(b) and 4(2) and Regulation D, the Shares offered may not be resold by the purchasers in the absence of an effective registration under the Securities Act of 1933, or an opinion of counsel satisfactory to the Company that such registration is not required.

16. Terrorist Attacks.  Terrorist attacks in the USA have, at times, caused major instability in the U.S. financial markets.  These attacks and any response on behalf of the United States Government may lead to further armed hostilities or to further acts of terrorism in the USA, which may cause a renewed decline in the financial markets and may contribute to a renewed decline in overall economic conditions.  These events may cause disruption in the Company’s business and operations including reductions in demand for its products.  To the extent the USA experiences an economic downturn, unusual economic patterns and unprecedented behaviors in financial markets, such developments may affect the Company’s ability to obtain additional financing.

17. Absence of Review by Authorities.  The Shares being offered have not been registered under the Securities Act of 1933, in reliance upon exemptions from registration provided by Sections 3(b) and 4(2) of the Securities Act of 1933, and Regulation D. Investors must recognize that they do not have the same protections afforded by fully registered offerings because they do not have the benefit of prior review by regulatory authorities.  Accordingly, Investors must judge the adequacy of disclosure, and the fairness of the terms of this offering on their own.  An Investor should consult with an attorney, accountant, or other qualified investment adviser prior to subscribing for or agreeing to purchase the Shares.

18. Uninsured Losses and Hazards.  The Company has not yet obtained certain corporate insurance policies.  Therefore, if a claim should occur, the Company could lose its financial resources and be forced to discontinue its business operations.  The occurrence of some unforeseen catastrophe, natural or manmade, could substantially damage the Company’s property and business.  If some unforeseen catastrophe should occur which would render it impossible for the Company to implement its business plan, or if the Company should experience a labor shortage, work stoppage, or damage to its property by enemies, the Company would be adversely affected.

19. Illiquidity.  The Shares and other securities in the Company are not liquid.  No investment should be made with a view toward reselling the Shares and no investment should be made if the Investor desires liquidity at any time.

20. No Control and Dilution.  An Investor will have no control over the operational or management decisions of the Company, will not have a board seat, and will have no decision-making authority once the investment is made.  The Company may raise additional capital through additional securities offerings that will dilute the ownership percentage of the Investor.  In addition, other events may also dilute the Investor’s ownership percentage in the Company.

21. Misrepresentation or Other Inadequate Disclosure.  The written information provided to the Investor in connection with the investment in the Shares was prepared exclusively by the Company.  The Investor acknowledges and agrees that neither Ater Wynne LLP, nor its partners, counsel or special counsel, have made any representations nor prepared any written information in connection with an investment in the Shares.  However, the Company takes no responsibility for any misrepresentation or other inadequate disclosures by any third party.  The Investor understands and agrees that in the event of a misrepresentation, inadequate disclosure, or fraud by a third party or the Company’s management, the Investor could lose all of the Investor’s investment in the Company.

22. General Risks.  General economic conditions, acts of God, Force Majeure, acts of war, and terrorism, along with many other events beyond the control of management, may negatively affect the Company and may prevent the Company from being profitable.

The foregoing list of Risk Factors is not exhaustive, and represents only those risks which management believes to be the most significant at this time.